                                                                     EXHIBIT 4.2

This Security has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold, unless it has been registered under the Securities Act or unless an exemption form registration is available (and, in such case, an opinion of counsel reasonably satisfactory to the Partnership shall have been delivered to the Partnership to the effect that such offer or sale is not required to be registered under the Securities Act). This Security is subject to certain restrictions on transfer set forth in the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of __________, 2002, a copy of which may be obtained from the Partnership at its principal offices.

                    CERTIFICATE EVIDENCING SUBORDINATED UNITS
                    REPRESENTING LIMITED PARTNER INTERESTS IN
                         MARTIN MIDSTREAM PARTNERS L.P.

No.                                                           Subordinated Units
    ----------                                      ---------

         In accordance with Section 4.1 of the First Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"), Martin Midstream Partners L.P., a Delaware limited partnership (the "Partnership"), hereby certifies that __________________________ (the "Holder") is the registered owner of Subordinated Units representing limited partner interests in the Partnership (the "Subordinated Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Subordinated Units represented by this Certificate. The rights, preferences and limitations of the Subordinated Units are set forth in, and this Certificate and the Subordinated Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 4200 Stone Road, Kilgore, Texas 75662. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

         The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

         This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:                                       Martin Midstream Partners L.P.
      ---------------
                                             By:    Martin Midstream GP LLC, its
                                                    General Partner

                                             By:
                                                --------------------------------
                                                     Ruben S. Martin
                                                     President


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                            [REVERSE OF CERTIFICATE]

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -    as tenants in common               UNIF GIFT/TRANSFERS MIN ACT
TEN ENT -    as tenants by the entireties        __________ Custodian _________
                                                 (Cust)                  (Minor)
JT TEN -     as joint tenants with right of     under Uniform Gifts/Transfers to
             survivorship and not as            CD Minors Act (State)
             tenants in common

         Additional abbreviations, though not in the above list, may also be used.

                        ASSIGNMENT OF SUBORDINATED UNITS
                                       IN
                         MARTIN MIDSTREAM PARTNERS L.P.
              IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES
                          DUE TO TAX SHELTER STATUS OF
                         MARTIN MIDSTREAM PARTNERS L.P.

         You have acquired an interest in Martin Midstream Partners L.P., 4200 Stone Road, Kilgore, Texas 75662, whose taxpayer identification number is 05-0527861. The Internal Revenue Service has issued Martin Midstream Partners L.P. the following tax shelter registration number: __________________.

         YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN MARTIN MIDSTREAM PARTNERS L.P.

         You must report the registration number as well as the name and taxpayer identification number of Martin Midstream Partners L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN MARTIN MIDSTREAM PARTNERS L.P.

         If you transfer your interest in Martin Midstream Partners L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Martin Midstream Partners L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-


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described responsibilities could result in the imposition of a penalty under
Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

         ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

         FOR VALUE RECEIVED, __________ hereby assigns, conveys, sells and transfers unto

----------------------------------     -----------------------------------
(Please print or typewrite name         (Please insert Social Security or
other and address of Assignee)          identifying number of Assignee)

__________ Subordinated Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ________________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Martin Midstream Partners L.P.

Date:                                    NOTE: The signature to any endorsement
         ---------------------------           hereon must correspond with the
                                               name as written upon the face
                                               of this Certificate in every
                                               particular, without alteration,
                                               enlargement or change.


SIGNATURE(S) MUST BE
GUARANTEED BY A MEMBER                                             - (Signature)
FIRM OF THE NATIONAL                           -------------------
ASSOCIATION OF
SECURITIES DEALERS, INC.                       ------------------- - (Signature)
OR BY A COMMERCIAL BANK
OR TRUST COMPANY
SIGNATURE(S) GUARANTEED


-------------------------

         No transfer of the Subordinated Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Subordinated Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Subordinated Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Subordinated Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Subordinated Units.

                 APPLICATION FOR TRANSFER OF SUBORDINATED UNITS

         The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Subordinated Units evidenced hereby.

         The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the First Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P. (the "Partnership"), as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:
     ----------------------


-----------------------------------------------   ------------------------------
  Social Security or other identifying number         Signature of Assignee


-----------------------------------------------   ------------------------------
 Purchase Price including commissions, if any      Name and Address of Assignee


Type of Entity (check one):

         [ ]  Individual       [ ]  Partnership             [ ]  Corporation

         [ ]  Trust            [ ]  Other (specify)

Nationality (check one):

         [ ]      U.S. Citizen, Resident or Domestic Entity

         [ ]      Foreign Corporation       [ ]      Non-resident Alien

         If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

         Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is


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required with respect to the undersigned interestholder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.       Individual Interestholder

         1. I am not a non-resident alien for purposes of U.S. income taxation.

         2.       My U.S. taxpayer identification number (Social Security
                  Number) is           .
                             ----------
         3.       My home address is
                                     -------------------------------------------

B.       Partnership, Corporation or Other Interestholder

         1.       __________________________________(Name of Interestholder) is
                  not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

         2.       The interestholder's U.S. employer identification number
                  is
                     -----------.

         3.       The interestholder's office address and place of incorporation
                  (if applicable) is                                           .
                                     ------------------------------------------

         The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

         The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

                                 --------------------------------
                                        Name of Interestholder

                                 --------------------------------
                                         Signature and Date

                                 --------------------------------
                                        Title (if applicable)

         Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Subordinated Units shall be made to the best of the Assignee's knowledge.